Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3030

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports Third Quarter 2006 Results;

Record Revenue and Pro Forma Profit with Continued Positive Operating Cash Flow

BROOMFIELD, Colo. -- October 25, 2006 -- Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its third fiscal quarter ended September 30, 2006.

Financial Highlights

Revenue
    Record quarterly revenue of $39.7 million; year-over-year quarterly revenue increase of 130%
    Record nine-month 2006 revenue of $99.6 million; 123% increase over the same period last year
    SMDI segment quarterly revenue increased year over year by 51%; PDI segment revenue represented 35% of consolidated Sirenza quarterly revenue

Earnings
    Quarterly gross margin of 45%, compared to 46% a year ago and 37% sequentially
    Quarterly pro forma gross margin of 45% compared to 46% a year ago and 44% sequentially
    Quarterly net income of $3.3 million or 8% net income margin
    Record quarterly pro forma net income of $9.1 million or 23% pro forma net income margin
    Quarterly earnings per share of $0.07 per diluted share, compared to $0.03 per share a year ago and $0.05 per share sequentially
    Quarterly earnings per share of $0.19 per diluted share on a pro forma basis, compared to $0.05 per share a year ago and $0.16 per share sequentially

Cash Flow
    Quarterly cash flow from operations of approximately $3.8 million
    Nine-month cash flow from operations of approximately $12.9 million
    Twelve consecutive quarters of positive cash flow from operations

Sirenza's third quarter net revenues were $39.7 million, compared with $39.0 million for the second quarter of 2006 and with $17.2 million for the third quarter of 2005.

"We are extremely pleased to report record revenue, record pro forma earnings and continued positive cash flows from operations this quarter," stated Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "The significant earnings leverage in our business was clearly demonstrated this quarter as our pro forma net income grew by more than 26% on less than a 2% increase in net revenue.  While we were disappointed that our net revenue fell slightly below the low end of our updated revenue expectation of $40 million, we were nonetheless delighted to report pro forma results for gross margin and operating expenses better than our guidance and earnings per share above the high end of our guidance. The integration of Premier Devices is proceeding and we are enthused about the new business opportunities our PDI segment has made available to us.  In our earnings teleconference today, we will outline our current fourth quarter and full fiscal year outlook excluding any contribution from our proposed Micro Linear acquisition."

The company's third quarter net income was $3.3 million, or earnings of $0.07 per diluted share. This compared year-over-year with net income of $1.2 million, or earnings of $0.03 per diluted share and sequentially with net income of $2.1 million, or $0.05 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's pro forma net income for the third quarter was $9.1 million, or $0.19 per diluted share. This compared year-over-year with pro forma net income of $1.9 million, or $0.05 per diluted share and sequentially with pro forma net income of $7.2 million, or $0.16 per diluted share.

Sirenza's third quarter gross margin was 45%, compared with 46% a year ago and 37% sequentially. Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's third quarter 2006 gross margin was 45%, compared with 46% a year ago and 44% sequentially.

In the aggregate, the company's research and development, sales and marketing and general and administrative expenses for the third quarter of 2006 were $10.5 million, compared with $6.2 million a year ago and $10.6 million sequentially. In the aggregate, the company's pro forma expenses for research and development, sales and marketing, and general and administrative expenses for the third quarter of 2006 were $9.3 million, compared with $6.1 million a year ago and $9.5 million sequentially.

At September 30, 2006, Sirenza's total assets were $167.3 million, including cash and cash equivalents, restricted cash and short-term investments of $19.0 million. Unrestricted cash and short-term investments totaled $18.3 million.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income and earnings per share, gross margin, net income margin, and total research and development, sales and marketing and general and administrative expenses calculations provide meaningful non-GAAP financial measures to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Sirenza management also uses such pro forma measures in its planning and development of target operating models and in setting incentive compensation goals for its employees. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the third quarters of 2006 and 2005, respectively, and the second quarter of 2006 contained below.

Third Quarter Teleconference and Webcast

Sirenza management plans to host a teleconference at 2:45 p.m. MT / 4:45 p.m. ET today to discuss the company's third quarter 2006 financial results and its current outlook for the fourth quarter and full year of 2006. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference webcast will be archived on this site until October 25, 2007, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11073194#, and for international listeners at (303) 590-3000, conference ID number 11073194#, until November 1, 2006.

Also available via the "Financial Data" link on the Investor Relations page of Sirenza's website will be a reconciliation to GAAP of the pro forma financial measures contained in Sirenza's current outlook for the fourth quarter and full year of 2006, to be presented by the company in today's teleconference.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components.  Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets.  Sirenza's integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio.  Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI).  Detailed product information may be found on Sirenza's website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release and the views expressed by Sirenza management on Sirenza's teleconference held today contain forward-looking statements regarding future events or results, including any statements regarding Sirenza's anticipated financial results in its fourth quarter or full year 2006 or any future period or its other expectations for its business, products or industry in the fourth quarter or full year of 2006 or any future period. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: lower than expected demand for Sirenza's products at Motorola, Sirius, RFS or other major OEMs or for RF components or broadband products in general or satellite radio antennae or receivers, MCM, IC or CATV products in particular; changes in the expected mix of sales of products between Sirenza's business units and within those business units; lower-margin sales, such as sales of satellite radio antennae products, MCM products, and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza's overall sales; the potential for product gross margins to fluctuate or be reduced or otherwise; Sirenza's ability to successfully complete financing transactions or acquisitions (including its proposed Micro Linear acquisition), or to integrate the assets, personnel, operations and engineering teams and processes of PDI, Micro Linear or any other acquisitions with Sirenza; Sirenza's ability to realize expected synergies of the PDI or Micro Linear acquisitions or any other acquisitions and the envisioned benefits to Sirenza; the need to upgrade PDI's private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; the possibility that Sirenza's income tax rate may increase in future periods or that it may be unable to fully offset its taxable income with net operating losses; risks related to PDI's operations located in China and Germany or Sirenza's lack of experience in managing foreign operations, foreign currency transactions and related tax planning and cash management requirements; exertion of downward pressure on the pricing of Sirenza's components; higher than expected capital expenditures or restructuring expense related to factory capacity expansions or consolidations or otherwise; product quality, performance and reliability problems that may result in liability or expense; overall general economic or telecommunications market conditions, conditions in the commercial communications or A&D markets or any segment thereof; possible underutilization or insufficient capacity of Sirenza's manufacturing facilities; Sirenza's lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; Sirenza's ability to compete successfully with providers of similar components or more highly integrated solutions designed to perform the same functions; the loss of any key personnel, particularly to competitors; Sirenza's reliance on third parties for outsourced manufacturing, packaging and test services and supply; the effects of armed conflicts or acts of terrorism; the effects of government regulation or standards-setting, or of the failure of any particular government entity to set standards or approve licenses applicable to Sirenza or its customers; currency exchange rate or commodity price fluctuations; and/or shortages of raw materials or equipment necessary to meet customer demands. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's Quarterly Report Form 10-Q filed with the Securities and Exchange Commission in August 2006, as well as Sirenza's Registration Statement on Form S-4 filed with the Securities and Exchange Commission in September 2006, as amended. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

Additional Information and Where to Find It

This press release is not a proxy statement or a prospectus for Sirenza's proposed acquisition of Micro Linear Corporation. Sirenza has filed a registration statement on Form S-4 (Registration No. 333-137086) in connection with Sirenza's proposed acquisition of Micro Linear, which includes Micro Linear's proxy statement and Sirenza's prospectus for the proposed transaction. Investors are urged to read the proxy statement/prospectus, which contains important information about the proposed transaction. The proxy statement/prospectus and other documents which are filed by Sirenza or Micro Linear with the Securities and Exchange Commission (the "SEC") are available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made by Sirenza to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Investor Relations or by directing a request when such a filing is made by Micro Linear to Micro Linear Corporation, 2050 Concourse Drive, San Jose, CA 95131, Attention: Investor Relations.

Micro Linear, its directors and certain of its executive officers, as well as Sirenza, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Micro Linear and their respective interests in the proposed transaction is set forth in the proxy statement/prospectus that Sirenza and Micro Linear have filed with the SEC in connection with the proposed transaction. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005

Net revenues	$ 39,677	$ 17,234	$ 99,602	$ 44,668
Cost of revenues	21,991	9,344	57,311	24,852
Gross profit	17,686	7,890	42,291	19,816
Operating expenses:
Research and development	3,358	2,499	9,467	7,873
Sales and marketing	2,500	1,793	7,739	5,496
General and administrative	4,614	1,928	12,038	6,292
Amortization of acquired intangible assets	1,554	465	3,506	1,395
Impairment of investment in GCS	2,850	--	2,850	--
Restructuring	--	89	--	56
Total operating expenses	14,876	6,774	35,600	21,112
Income (loss) from operations	2,810	1,116	6,691	(1,296)
Interest and other income (expense), net	19	108	241	47
Income (loss) before taxes	2,829	1,224	6,932	(1,249)
Provision for (benefit from) income taxes	(506)	70	(106)	(29)
Net income (loss)	$ 3,335	$ 1,154	$ 7,038	$ (1,220)

Basic net income (loss) per share	$ 0.07	$ 0.03	$ 0.17	$ (0.03)
Diluted net income (loss) per share	$ 0.07	$ 0.03	$ 0.16	$ (0.03)

Shares used to compute basic net income (loss) per share	44,922	35,958	42,094	35,714
Shares used to compute diluted net income (loss) per share	46,849	37,797	44,030	35,714

Reconciliation of GAAP Results with Pro Forma Results
(In thousands, except per-share and percentage data)
(Unaudited)

The following table reconciles the company's net income, net income margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net revenues as reported under GAAP	$ 39,677	$ 39,033	$ 17,234

Gross profit as reported under GAAP	17,686	14,526	7,890

Compensation expense related to equity awards, included
in the calculation of gross profit	148	185	11
Amortization of acquisition-related inventory step-up	-	2,301	-
Pro forma gross profit	$ 17,834	$ 17,012	$ 7,901

Gross margin as reported under GAAP	45%	37%	46%

Pro forma gross margin	45%	44%	46%

Reconciliation of Pro Forma Total Research and Development, Sales
and Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$ 10,472	$ 10,577	$ 6,220

Compensation expense related to equity awards
included in R&D and SG&A expenses	1,179	1,083	49
Write-off of deferred equity financing costs	-	-	99
Pro forma R&D and SG&A expenses	$ 9,293	$ 9,494	$ 6,072

Reconciliation of Pro Forma Net Income, Net Income Margin and EPS
Net income as reported under GAAP	$ 3,335	$ 2,120	$ 1,154

Amortization of acquisition-related intangible assets	1,554	1,504	465
Total compensation expense related to equity awards	1,327	1,268	60
Amortization of acquisition-related inventory step-up	-	2,301	-
Impairment of Investment in GCS	2,850	-	-
Write-off of deferred equity financing costs	-	-	99
Restructuring	-	-	89
Pro forma net income	$ 9,066	$ 7,193	$ 1,867
Net income margin as reported under GAAP	8%	5%	7%
Pro forma net income margin	23%	18%	11%

Net income per share as reported under GAAP
Basic	$ 0.07	$ 0.05	$ 0.03
Diluted	$ 0.07	$ 0.05	$ 0.03

Pro forma net income per share
Basic	$ 0.20	$ 0.16	$ 0.05
Diluted	$ 0.19	$ 0.16	$ 0.05

Shares used to compute GAAP and pro forma net income per share
Basic	44,922	44,444	35,958
Diluted	46,849	46,360	37,797

SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 15,676	$ 11,266
Short-term investments	2,635	6,979
Accounts receivable, net	23,332	11,856
Inventories	24,289	8,961
Other current assets	1,756	1,338
Total current assets	67,688	40,400
Net property, plant and equipment	14,095	6,013
Investment in GCS	215	3,065
Acquisition-related intangibles, net	38,894	5,083
Goodwill	44,736	6,413
Other non-current assets	1,628	1,515
Total assets	$ 167,256	$ 62,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 13,427	$ 4,999
Accrued compensation and other expenses	6,009	4,822
Other accrued liabilities	2,539	-
Deferred margin on distributor inventory	1,539	950
Notes payable in connection with the acquisition of PDI	6,000	-
Deferred tax liabilities	1,420	-
Capital lease obligations, current portion	516	-
Accrued acquisition costs	-	586
Total current liabilities	31,450	11,357
Capital lease obligations, long-term portion	650	-
Deferred tax liabilities, non-current	10,584	-
Accrued pension	2,769	-
Other liabilities, non-current	183	391
Stockholders' equity	121,620	50,741
Total liabilities and stockholders' equity	$ 167,256	$ 62,489

# # #